Exhibit 23.3

                        Consent of Independent Auditors
                        -------------------------------



To the Board of Directors
Internet Communications Corporation:

We consent to incorporation by reference in the registration statement on Form S-8 of Internet Communications Corporation of our report dated May 2, 1997, relating to the consolidated statements of operations, stockholders' equity, and cash flows of Internet Communications Corporation and subsidiaries for the year ended January 31, 1997, which report appears in the December 31, 1998 annual report on Form 10-K of Internet Communications Corporation.

                              HEIN + ASSOCIATES LLP

Denver, Colorado
December 23, 1999